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                                                                    EXHIBIT 99.2

                                  VIAFONE, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ViaFone, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement, each dated June __, 2002, and hereby appoints Josh Stein and Rick Smith, and each of them, proxy, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of shareholders of ViaFone to be held on June ___, 2002, at [____ a.m.], Pacific time, at 8000 Marina Boulevard, 5th Floor, Brisbane, California, 94005, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (I) APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND (II) AS SAID PROXIES DEEM ADVISABLE ON EACH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                            - FOLD AND DETACH HERE -

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     As of May 28, 2002, the ViaFone stockholders had entered into voting agreements with respect to approximately 7,335,194 shares of ViaFone common stock beneficially owned by them (including shares of ViaFone common stock issuable upon conversion of shares of ViaFone preferred stock) which represented approximately 78% of the outstanding ViaFone common stock (assuming that all outstanding shares of preferred stock were converted into common stock) and 29,549,550 shares of ViaFone preferred stock representing 83% of the outstanding ViaFone preferred stock. None of the ViaFone stockholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

     Your vote is important regardless of the number of shares you own.

                                PLEASE MARK VOTES

                                AS IN THIS EXAMPLE     [X]

1. Proposal to approve and adopt the merger agreement and to approve the merger.

     [_]     FOR                   [_]     AGAINST               [_]     ABSTAIN

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

     [_]     FOR                   [_]     AGAINST               [_]     ABSTAIN

[_]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY VIA FACSIMILE TO JOSH STEIN AT VIAFONE, INC. FAX: 650-228-2920, TELEPHONE: 650-228-2800. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature __________ Signature if held jointly ____________ Dated _______, 2002.